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                                                                   Exhibit 10(b)

                   AMENDED AND RESTATED STOCK PLEDGE AGREEMENT
                   -------------------------------------------

         This Amended and Restated Stock Pledge Agreement is made as of September 19, 1995, by MERITAGE CAPITAL CORP., f/k/a Meritage Hospitality Group Incorporated, a Florida corporation (the "Debtor"), and MERITAGE HOSPITALITY GROUP INC., f/k/a Thomas Edison Inns, Inc., a Michigan corporation (the "Creditor").

                               STATEMENT OF FACTS
                               ------------------

         A. The Debtor and the Creditor are parties to a Stock Purchase and Sale Agreement dated September 19, 1995, pursuant to Section 1.2 of which the Debtor acquired 1,500,000 shares of common stock of the Creditor.

         B. As payment for the shares of common stock referred to in Recital A above, the Debtor executed and delivered to the Creditor the Debtor's Secured Promissory Note dated September 19, 1995, in the original principal amount of $10,500,000 (the "Original Note").

         C. To secure the Original Note, the parties entered into a Stock Pledge Agreement dated September 19, 1995 (the "Stock Pledge Agreement"), and a First Amendment to Stock Pledge Agreement dated February 26, 1996 (the "First Amendment").

         D. Simultaneously with the execution and delivery of this Amended and Restated Stock Pledge Agreement, the Debtor executed and delivered to the Creditor the Debtor's First Amended and Restated Secured Promissory Note (the "Substitute Note"). The Substitute Note is delivered to the Creditor in substitution for and in place of the Original Note, which the Creditor shall promptly mark "Canceled" and return to the Debtor.

         E. The Stock Pledge Agreement and the First Amendment are to be replaced in their entirety by this Amended and Restated Stock Pledge Agreement, which shall secure the Substitute Note. All references below to the "Note" shall be deemed references to the Substitute Note.

         The parties agree that:

         1. INCORPORATION OF STATEMENT OF FACTS. The Statement of Facts set forth above is true and accurate and is incorporated into and forms a part of this Agreement.

         2. GRANT OF SECURITY INTEREST; RELEASED COLLATERAL. (a) The Debtor grants and conveys to the Creditor a security interest in (i) 1,392,858 shares of the common stock of the Creditor acquired by the Debtor pursuant to the Stock Purchase Agreement (such 1,392,858 shares of common stock are referred to below as the "Pledged Shares"); (ii) all dividends, distributions and other sums paid or payable to or for the benefit of the Debtor on account of or in respect of the Debtor's status as owner of the Pledged Stock, including without limitation, the Debtor's right to receive cash and noncash dividends and distributions from the Creditor in respect of the Pledged Stock and the Debtor's right, if any, to the redemption of the Pledged Stock by the Creditor; (iii) all new, substituted or additional shares of Pledged Stock or other securities of the Creditor at any time issued to or for the benefit of Debtor on account of or in respect of the Debtor's status as owner of the Pledged Stock, including without limitation, any such stock or securities issued by reason of or in connection with any dividend, reclassification,


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readjustment or other change with respect to the Pledged Stock made or declared in the capital structure of the Creditor; and (iv) all proceeds (whether cash or noncash) and products of each of the foregoing. The items of collateral described in clauses (i)-(iv) of this Paragraph are collectively referred to in this Agreement as the "Collateral".

         (b) The Debtor shall use all cash dividends paid with respect to the Pledged Stock solely to pay the installment payments required by the Note, as and when such payments fall due. No provision of this Stock Pledge Agreement shall obligate the Debtor to prepay, in whole or in part, any payment due under the Note. All cash dividends paid with respect to the Pledged Stock may be held or invested by the Debtor in such manner as the Creditor may from time to time approve in writing (such approval not to be unreasonably withheld by the Creditor so long as the investment proposed by the Debtor does not present an unreasonable risk that the cash dividends so invested will not be available to apply towards the payments required by the Note as and when the same fall due). The cash dividends so invested by the Debtor shall constitute Collateral, but the investment earnings, if any, on such cash dividends shall not constitute Collateral, and the Creditor shall at no time have any security interest in any such investment earnings, or in the proceeds or products thereof.

         (c) The Debtor shall take such action as may be reasonably requested by the Creditor in writing to effect this Agreement and the transactions contemplated herein and to perfect the pledge of, and the Creditor's lien against, the Collateral. The Debtor acknowledges receipt of all certificates and other instruments and writings evidencing the shares of stock pledged pursuant to the Stock Pledge Agreement, duly executed, endorsed and assigned in blank by the Debtor. The Debtor agrees, promptly upon written request by the Creditor, to execute and deliver such additional certificates and other instruments and writings evidencing any other Collateral, in the same manner and form as provided above for the Pledged Stock.

         (d) In the Stock Pledge Agreement, the Debtor pledged and granted, as security for the Original Note, a security interest in all 1,500,000 shares of the Creditor's common stock acquired by the Debtor pursuant to the Stock Purchase Agreement. Subsequently, the Debtor used the proceeds of a special cash dividend of $.50 per share paid by the Creditor on April 26, 1996, to make a voluntary prepayment in the amount of $750,000 on the indebtedness evidenced by the Original Note. In consideration of such prepayment, the Board of Directors of Creditor, by resolution dated May 21, 1996, agreed (i) to release and discharge immediately the Creditor's security interest in 107,142 of the shares of stock pledged by the Debtor to the Creditor pursuant to the Stock Pledge Agreement, and (ii) to grant to the Debtor the one-time right, exercisable at any time on or before September 19, 2000, to have additional shares released from this Agreement in accordance with Paragraph 10(d) below. The Creditor and the Debtor shall promptly arrange for the delivery of new stock certificates (i) to the Debtor evidencing the Debtor's ownership of 107,142 shares of the Creditor's common stock, free and clear of all security interests and claims by the Creditor, and (ii) to the Creditor covering the Pledged Shares.

         3. SECURED OBLIGATIONS. The security interest described in Paragraph 2(a) of this Agreement is granted for the purpose of securing the prompt and full payment when due (and not merely the ultimate collectibility) of all principal, interest, and other sums payable by the Debtor to the Creditor pursuant to the Note (the "Secured Obligations").

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         4. REPRESENTATIONS, WARRANTIES, ETC. The Debtor represents, warrants and covenants to the Creditor that:

         (a) The security interest granted hereby to the Creditor does now and shall at all times during the term of this Agreement continue to constitute a first and prior lien on the Collateral, subject only to such matters as may be specifically agreed to in writing by the Creditor.

         (b) The Debtor is the lawful and absolute owner of the Collateral, subject to no other lien, encumbrance, right, claim or interest of any kind or nature (other than such interests in favor of the Creditor). In addition, the Debtor has the full and unrestricted right to pledge, assign and create a security interest in the Collateral as described in and contemplated by this Agreement.

         (c) The Debtor has the legal capacity to enter into and perform all of its obligations and agreements under this Agreement.

         (d) No consent or approval for the entry into and performance by the Debtor of its obligations and agreements under this Agreement is necessary.

         (e) The certificates, instruments and other writings delivered by the Debtor to the Creditor pursuant to Paragraph 2(b) of this Agreement are all of the certificates, etc., representing the Pledged Stock and all rights and interests with respect thereto.

         (f) The execution, delivery and performance of this Agreement by the Debtor will not affect or in any way impair the Collateral or the Debtor's or the Creditor's rights or interests therein.

         5. AGREEMENTS. So long as this Agreement is in effect, the Debtor shall:

         (a) Maintain the Collateral free from all pledges, liens, encumbrances and security interests or other claims in favor of others, other than the security interest in favor of the Creditor, and the Debtor will defend the Collateral against all claims and demands of all persons.

         (b) Comply with the requirements of all applicable state, local and federal laws necessary to grant to the Creditor a valid lien upon, and a duly perfected security interest in, the Collateral in compliance with the requirements of this Agreement.

         (c) Pay all reasonable costs and expenses of whatever kind and nature that the Creditor may incur, including reasonable attorney's fees, in protecting, maintaining, preserving, enforcing or foreclosing the Collateral or the security interest granted to the Creditor hereunder, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to any of the Secured Obligations.

         (d) Appear in and defend any action or proceeding arising out of or connected with this Agreement, and pay all reasonable costs and expenses of the Creditor (including, without limitation, reasonable attorneys' fees) in any such action or proceedings in which the Creditor appears or determines to become involved.



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         (e) Not, without the prior written consent of the Creditor, sell, assign, encumber, pledge, hypothecate, transfer or otherwise dispose of the Collateral or any part thereof or any interest therein.

         (f) Provide the Creditor, and the Creditor's agents and attorneys, reasonable access to the books and records of the Debtor for inspection purposes and permit the Creditor and the Creditor's agents and attorneys to make copies hereof.

         (g) Not pay (i) dividends on preferred shares issued by Debtor outstanding on the date hereof (the "Current Preferred Stock"), or (ii) debt service on indebtedness arising from the conversion of the Current Preferred Stock in excess of the sum of (A) $50,000, which the Debtor may pay at any time without notice to or consent from the Creditor, plus (B) an additional $25,000 during the one-year period beginning September 19, 1995, and ending September 18, 1996, and during each one-year period thereafter, on a cumulative basis (i.e., the difference, if any, between $25,000 and the payments made pursuant to this clause (g)(ii)(B) in any given one-year period may be carried forward and paid in a subsequent one-year period, together with all payments then otherwise permitted, without notice to or consent from the Creditor). The payments referred to in clauses (g)(ii)(A) and (g)(ii)(B) of this Paragraph 5 are referred to below as the "Permitted Payments".

         6. PERFORMANCE BY THE CREDITOR. If the Debtor fails to duly and punctually perform, observe or comply with any condition, term or covenant contained in this Agreement, the Creditor, without notice to or demand upon the Debtor and without waiving or releasing any of the Secured Obligations, may at any time thereafter perform such condition, term or covenant for the account and at the expense of the Debtor. All sums paid or advanced in connection with the foregoing and all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in connection therewith shall be paid by the Debtor to the Creditor on demand, and shall constitute and become part of the Secured Obligations.

         7. DEFAULT. The Debtor shall be in default under this Agreement only if an Event of Default (as defined in the Note) has not been cured within ten (10) days after receipt by the Debtor or written notice from the Creditor of the existence of an Event of Default (such notice from the Creditor to specify in reasonable detail the act or omission that has given rise to the Event of Default).

         8. REMEDIES. Upon and at any time after a default under this Agreement, the Creditor shall, at its option and with further notice to the Debtor (except for such further notices, if any, that may be required by law) be entitled to exercise any or all rights and remedies provided hereunder or by law, including without limitation the rights and remedies of a secured party under the Michigan Uniform Commercial Code. Any requirement under the Michigan Uniform Commercial Code or otherwise of reasonable notice shall be met if the Creditor sends the Debtor notice of sale and other notices required by law at least ten (10) days prior to the date of sale, disposition or other event giving rise to the required notice. Any sale held pursuant to the exercise of the Creditor's rights hereunder may be public or private, and at such sale the Creditor shall have the right, at any time and from time to time, to the extent permitted by law, to sell, assign and deliver all or any part of the Collateral, at the Creditor's office or elsewhere, without demand of performance, advertisement of notice or intention to sell or of the time or place of sale or adjournment thereof or any other notice (all of which are hereby waived by the Debtor to the extent permitted by law), except such notice as is required by applicable law and cannot be


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waived, for cash, on credit or for other property, for immediate or future delivery, without any assumption or credit risk, and, provided that such is not in violation of applicable law, for such terms as the Creditor in its absolute and uncontrolled discretion may determine. In furtherance of the Creditor's rights hereunder, the Creditor shall have the right, for and in the name, place and stead of the Debtor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Collateral. All amounts collected by the Creditor as the result of any action taken pursuant to this Paragraph 8, and the liquidation value of any other property received as a result of such action, shall be applied by the Creditor as follows:

         (a) First, to the payment of all fees and costs including, without limitation, reasonable attorneys' fees, incurred in connection with the collection of the Secured Obligations or in connection with the exercise or enforcement of the Creditor's rights, powers or remedies under this Agreement.

         (b) Second, to the payment and satisfaction of all the Secured Obligations.

         The remedies provided in this Agreement in favor of the Creditor shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Creditor existing at law or in equity.

         9. VOTING RIGHTS. Unless and until title to the Pledge Stock is transferred pursuant Paragraph 8 of this Agreement, notwithstanding any other provision of this Agreement to the contrary, the Debtor shall retain all voting and other rights associated with the Pledged Stock.

         10. RELEASE OF LIEN AND INTERESTS IN THE COLLATERAL.

         (a) For the purposes of this Paragraph, the following definitions apply:

                  (i) "Release Date" means each day that Debtor either is obligated to and does make a payment under the Note or makes a pre-payment of at lease $500,000 on the Note;

                  (ii) "PSRD" means the number of shares of Pledged Stock then pledged under this Agreement as of the business day immediately preceding a release of Pledged Stock under this Paragraph 10;

                  (iii) "Balance Owed" means the outstanding principal balance under the Note immediately following a payment of principal on the Release Date;

                  (iv) "Market Price Per Share" means the per share price of the Pledged Stock as of the close of trading on the business day immediately preceding the Release Date, reported as the NASDAQ "closing price", or if such price is not available, the average of the last reported "bid and ask" prices;

                  (v) "Payment Amount" means the sum paid by Debtor on the Release Date; and

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                  (vi) "Release Shares" means a number of shares of Pledged
Stock equal to:

         Released Shares = PSRD     -      120% x Balance Owed
                                           -------------------
                                           Market Price Per Share

         (b) Upon each Release Date, Creditor shall release its liens and security interests in the Released Shares and in any other Collateral attributable to or derivative of each share of the Release Shares. Upon each release of shares under this Paragraph, Creditor shall deliver to Debtor (i) all documents and/or instruments evidencing each share of the Released Shares; and
(ii) any other Collateral attribute to or derivative of each such share.

         (c) Notwithstanding anything to the contrary contained within this Agreement, if the Released Shares is a negative number, Debtor shall have no obligation to grant, and Creditor shall have no right to receive, a security interest in any additional shares of the Pledged Stock or any other collateral.

         (d) In consideration of the voluntary prepayment of the Note referred to in Paragraph 2(d) above, the Debtor shall have the one-time right, exercisable at any time on or before September 19, 2000, to have additional Pledged Shares released from the lien and security interest created by this Agreement, without further prepayment, provided that the aggregate value of the Pledged Shares remaining immediately after the exercise of such right is no less than 120% of the then outstanding balance of the Note. The conditions set forth elsewhere in this Agreement for the release of Pledged Shares from the lien and security interest created by this Agreement shall not apply to the release of shares of Pledged Stock pursuant to this Paragraph 10(d). Further, in consideration of the voluntary prepayment of the Note referred to in Paragraph 2(d) above, the Creditor consents to the merger of the Maker into an affiliate of the Maker so long as the net worth of the surviving entity is equal to or greater than the net worth of the Maker.

         11. NOTICES. All notices, demands or requests required or permitted to be given to either party hereto shall be in writing and shall be deemed given if delivered personally, sent by reputable overnight courier, with acknowledgment of receipt requested, or mailed by registered, overnight or certified mail, with full postage paid thereon, return receipt requested (such notice to be effective on the date such receipt is acknowledged), as follows:

                  THE DEBTOR:
                  -----------

                  Meritage Capital Corp.
                  40 Pearl Street, N.W., Suite 900
                  Grand Rapids, MI  49503
                  Attention:  Christopher B. Hewett, President

                  THE CREDITOR:
                  -------------

                  Meritage Hospitality Group Inc.
                  40 Pearl Street, N.W., Suite 900
                  Grand Rapids, MI  49503
                  Attention:  President



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or to such place and with such other copies as the Debtor or the Creditor may designate for itself by written notice to the other.

         12. LIMITATION ON LIABILITY. The Debtor's liability under the Note and under this Agreement shall be limited at all times to the Debtor's interest in the collateral that is encumbered, from time to time, by this Agreement, plus the positive amount, if any, determined from time to time by the following formula (the "Liability Formula"):

                  M minus P, where:

                  M = $1,087,828.75, which represents the sum of (a) the proceeds of the special dividend in the amount of $.50 per share paid to the Maker in April 1996 in respect of the common stock of the Holder then owned by the Maker [i.e., $.50 multiplied by 1,550,000 shares = $775,000.00], and (b) the value, as of the close of trading on January 25, 1996 [being the date upon which the Holder's Board of Directors waived the restrictions set forth in Section 8.1 of the Stock Purchase Agreement on the Maker's right to vote the shares of stock it acquired pursuant to the Stock Purchase Agreement], of the 54,405 shares of common stock of the Holder owned by the Maker prior to September 19, 1995, based upon the average of the last reported "bid and ask" prices on January 25, 1996 (i.e., $6 bid/$5.50 asked, for an average price of $5.75 per share, multiplied by 54,405 = $312,828.75); and

                  P = the sum of Permitted Payments made by the Debtor during the term of the Note.

The Debtor's interest in the collateral that is encumbered, from time to time, by this Agreement, together with the amount determined by the Liability Formula, is referred to herein as the "Maximum Recovery".

         The Creditor shall neither seek, nor be entitled to, any recovery or remedy against the Maker under this Agreement or the Note other than the Maximum Recovery. Other than as described in the immediately preceding paragraph, in no event shall the Debtor be liable for a deficiency judgment or other money judgment under the Note or this Agreement.

         13. CONTROLLING LAW; SEVERABILITY. This Agreement shall be construed in each and every respect in accordance with the laws of the State of Michigan. If any provision hereof is in conflict with any laws or is otherwise unenforceable for any reason whatever, such provision shall be deemed null and void to the extent of such conflict or unenforceability, and shall be severed from and shall not invalidated any other provision of this Agreement.

         14. MISCELLANEOUS. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. No failure or delay on the part of the Creditor in exercising any power or right hereunder shall operate as a waiver thereof or as a waiver of any other term, provision or condition hereof, nor shall any single or partial exercise of any such right or power prelude any other or further exercise thereof or the exercise of any other right or power hereunder. This Agreement may be amended only by an instrument in writing signed by the parties hereto. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof. Time shall be deemed to be



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of the essence in each and every respect hereunder. There are no third-party beneficiaries to this Agreement.

         This Amended and Restated Stock Pledge Agreement is executed and delivered on June 7, 1996, but is to be effective as of September 19, 1995.

                                     MERITAGE CAPITAL CORP.

                                     By: /s/ Christopher B. Hewett
                                        -------------------------------
                                        Christopher B. Hewett
                                        President

                                     MERITAGE HOSPITALITY GROUP INC.

                                     By: /s/  Christopher B. Hewett
                                         ------------------------------
                                         Christopher B. Hewett
                                         President

                             SECRETARY'S CERTIFICATE
                             -----------------------

         The undersigned, as Secretary of Meritage Hospitality Group Inc. (the "Company"), certifies that the foregoing Amended and Restated Stock Pledge Agreement was executed by Christopher B. Hewett on behalf of the Company pursuant to a resolution adopted by unanimous consent of the Company's Board of Directors on May 21, 1996.

                                            /s/  James R. Saalfeld
                                            ------------------------
                                            James R. Saalfeld
                                            Secretary


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